Exhibit 1.01

ION Geophysical Corporation
Conflict Minerals Report
For The Calendar Year Ended December 31, 2015

This report for the calendar year ended December 31, 2015 is presented by ION Geophysical Corporation (the “Company”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). When used in this report, “Company,” “we,” “our,” and “us” refer to ION Geophysical Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

The Securities and Exchange Commission (the “SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the minerals fund armed conflict.

I.	Introduction

A.	Company

The Company is a leading provider of technology-driven solutions to the global oil & gas industry. Our offerings are designed to help companies reduce risk and optimize assets throughout the E&P lifecycle. Our business is comprised of four reporting segments: Solutions, Software, Ocean Bottom Services and Systems. The Company acquires and processes seismic data from seismic surveys in regional data programs, which then become part of its seismic data library. 3TG can be found in some of the electronic components and materials supplied to us for inclusion in marine hardware and geophone products manufactured by the Company.

B.	Supply Chain Overview

The Company's supply chain is complex. The Company’s manufacturing processes for its marine hardware and geophone products require a large volume of components that the Company purchases from contract manufacturers as an alternative to the Company’s own manufacturing of products. The Company is many levels removed from the actual mining of conflict minerals. Further, the Company does not make purchases of 3TG directly from smelters or refineries and makes no direct purchases of components in or from the Democratic Republic of the Congo and surrounding countries (“Covered Countries”). As a result of its extensive use of suppliers, the Company is required to rely upon its direct suppliers to provide information on the origin of the 3TG contained in products, components and materials supplied to the Company, including sources of 3TG that are supplied to the direct suppliers from lower tier suppliers.

C.	Conflict Minerals Policy

The Company has adopted the Conflict Minerals Policy Statement set forth below, which governs the supply chain of conflict minerals from Covered Countries. The policy is publicly available in the Investor Relations - Corporate Governance portion of the Company’s website at www.iongeo.com.

D.	Production Description

The Company manufactures products that may contain 3TG, such as marine hardware and geophone products.

Suppliers were requested to use the Conflict Free Sourcing Initiative’s (CFSI’s) Conflict Minerals Reporting Template (CMRT) to identify 3TG smelters and refiners (SORs) and associated countries of origin.

See Annex A for a summary of verified smelters. Verified smelters are those listed by the Conflict Free Sourcing Initiative or the U.S. Department of Commerce as known metal processors, or otherwise determined to be metal processors through Source Intelligence’s research.

See Annex B for the list of Countries of Origin that the identified SORs are believed to include.

II.	Due Diligence Performed

A.	Design of Due Diligence Measures

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements. It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders or exporters from the country of mineral origin, international concentrate traders and SORs. Downstream companies refer to those entities between the SORs and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

As the Company is a downstream company in the supply chain, our due diligence practices were tailored accordingly. OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

B.	Due Diligence Measures Implemented

Due Diligence measures undertaken by the Company included the following:

•	adopted a conflict minerals policy (our conflict minerals policy is publicly available in the Investor Relations - Corporate Governance portion of the Company’s website at www.iongeo.com);

•	assembled an internal, cross-functional team to support supply chain due diligence;

•	established a system of controls and transparency over the mineral supply chain;

•	implemented internal measures taken to strengthen company engagement with suppliers;

•	engaged the services of a third-party vendor, Source Intelligence, to contact the identified suppliers via email and telephone, manage responses and identify the SORs in the supply chain;

•	designed and implemented a strategy to respond to supply chain risks;

•	reported risk management findings to senior management;

•	undertook additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances; and

•	report annually on Supply Chain Due Diligence.

C.	Steps to Improve Due Diligence

The Company will endeavor to improve continuously upon its supply chain due diligence efforts via the following measures:

•	continue to assess the presence of 3TG in its supply chain;

•	clearly communicate expectations with regard to supplier performance, transparency and sourcing;

•	increase the response rate for the Reasonable Country of Origin Inquiry (RCOI) process; and

•	continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the CFSI’s Conflict-Free Smelter Program.

III.	Conflicts Minerals Disclosure

In accordance with the execution of this policy, the Company has concluded in good faith that during 2015,

a)
The Company manufactured products for which “conflict minerals” (as defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act) are necessary to the functionality or production.

b)
Based on a RCOI and subsequent due diligence, the Company does not have concrete findings on whether its sourcing practices directly or indirectly funded armed groups in the Covered Countries. As a result, the Company’s products are DRC Conflict Undeterminable.

The Company is unable to determine whether various components/materials are DRC conflict free. The Company does not have sufficient information from suppliers or other sources to conclude whether the necessary conflict minerals originated in the Covered Countries and, if so, whether the necessary conflict minerals were from recycled or scrap sources, were DRC conflict free, or have not been found to be DRC conflict free. On the basis of the due diligence measures taken above, a total of 155 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The survey response rate among these suppliers was 62%. Of these responding suppliers, 55% responded yes as to having one or more of the regulated metals (3TG) as necessary to the functionality or production of the products they supply to the Company.

IV.	Independent Private Sector Audit

Based on the Company’s declaration of DRC conflict undeterminable, a private sector audit is not required.

ANNEX A

Metal	Official Smelter Name	CFSI Smelter ID
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Aktyubinsk Copper Company TOO	CID000028
Gold	Al Etihad Gold	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Asahi Refining Canada Limited	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	ASARCO Incorporated
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Bauer Walser AG	CID000141
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux SA	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Codelco
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	DODUCO GmbH	CID000362
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Eldorado Gold Corporation
Gold	Elemetal Refining, LLC	CID001322
Gold	Emirates Gold DMCC	CID002561
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi Enrico S.p.A.	CID002355
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corporation	CID002459
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711

Gold	Hunan Chenzhou Mining Co., Ltd.	CID000766
Gold	Hwasung CJ Co. Ltd	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Company Limited	CID000855
Gold	Jinlong Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys plc	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Metal Co. Ltd	CID000988
Gold	Korea Zinc Co. Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L' azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Company Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	CID001093
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metahub Industries Sdn. Bhd.	CID001136
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Co Ltd	CID001147
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining & Smelting	CID001192
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326

Gold	OJSC Kolyma Refinery	CID001328
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP SA	CID001352
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX PrŽcinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON METALS Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	So Accurate Group, Inc.	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947
Gold	Tony Goetz NV	CID002587
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100
Gold	Yantai Guodasafina High-tech Environmental Refinery Co., Ltd.	CID000651
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co Ltd	CID000197

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Tantalum	Avon Specialty Metals Ltd	CID002705
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Duoluoshan	CID000410
Tantalum	E.S.R. Electronics	CID002590
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	Kemet Blue Powder	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Phoenix Metal Ltd	CID002507
Tantalum	Plansee SE Liezen	CID002540
Tantalum	Plansee SE Reutte	CID002556
Tantalum	QuantumClean	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex Metals	CID001891

Tantalum	Tranzact, Inc.	CID002571
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Tantalum	Zhuzhou Cemented Carbide	CID002232
Tin	Alpha	CID000292
Tin	An Thai Minerals Company Limited	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Best Metais e Soldas SA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
Tin	Colonial Metals, Inc
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CSC Pure Technologies
Tin	CV Ayi Jaya	CID002570
Tin	CV Dua Sekawan	CID002592
Tin	CV Duta Putra Bangka
Tin	CV Gita Pesona	CID000306
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai	CID000313
Tin	CV Tiga Sekawan	CID002593
Tin	CV United Smelting	CID000315
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dowa	CID000401
Tin	Electroloy Metal Pte
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Elmet S.A. de C.V.
Tin	Elmet S.L.U. (Metallo Group)	CID002774
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Federal Metal Company
Tin	Feinhutte Halsbrucke GmbH	CID000466
Tin	Fenix Metals	CID000468
Tin	Gejiu Fengming Metalurgy Chemical Plant	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zi-Li	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760
Tin	Hyundai-Steel
Tin	Ishifuku Metal Industry Co., Ltd.	CID000807

Tin	Japan New Metals Co., Ltd.	CID000825
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Kovohutì Pøíbram
Tin	Linwu Xianggui Smelter Co	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Materials Eco-Refining CO.,LTD
Tin	Melt Metais e Ligas S/A	CID002500
Tin	Metahub Industries Sdn. Bhd.	CID001136
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo-Chimique N.V.	CID002773
Tin	Mineração Taboca S.A.	CID001175
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001188
Tin	Mitsui Mining & Smelting	CID001192
Tin	Nankang Nanshan Tin Co., Ltd.	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Novosibirsk Integrated Tin Works	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	Phoenix Metal Ltd	CID002507
Tin	PT Alam Lestari Kencana	CID001393
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Kudai Tin	CID001409
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Timah Utama Sejahtera	CID001416
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438
Tin	PT Fang Di MulTindo	CID001442
Tin	PT Inti Stania Prima	CID002530
Tin	PT Justindo	CID000307
Tin	PT Karimun Mining	CID001448
Tin	PT Kijang Jaya Mandiri	CID002829
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Pelat Timah Nusantara Tbk	CID001486

Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Seirama Tin investment	CID001466
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Tin	PT WAHANA PERKIT JAYA	CID002479
Tin	Pure Technology
Tin	Resind Indústria e Comércio Ltda.	CID002707
Tin	Ritchey Metals
Tin	Rui Da Hung	CID001539
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Soft Metais Ltda.	CID001758
Tin	Technic Inc.
Tin	Thaisarco	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	Umicore SA Business Unit Precious Metals Refining	CID001980
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Xianghualing Tin Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345
Tungsten	Exotech Inc.	CID000456
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218

Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiujiang Tanbre Co., Ltd.	CID000917
Tungsten	JX Nippon Mining & Metals Co., Ltd.	CID000937
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Moliren Ltd	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Philippine Chuangin Industrial Co., Inc.	CID002827
Tungsten	Pobedit, JSC	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Tungsten	Zhuzhou Cemented Carbide	CID002232

ANNEX B

Argentina	Armenia
Australia	Austria
Belarus	Belgium
Bolivia	Brazil
Burundi	Canada
Chile	China
DRC- Congo (Kinshasa)	Estonia
Ethiopia	France
Germany	Ghana
Greece	Guinea
Guyana	Hong Kong
India	Indonesia
Italy	Japan
Jersey	Kazakhstan
Kyrgyzstan	Laos
Malaysia	Mali
Mexico	Mongolia
Morocco	Mozambique
Myanmar	Namibia
Netherlands	Niger
Nigeria	Papua New Guinea
Peru	Philippines
Poland	Portugal
Recycle/Scrap	Romania
Russia	Rwanda
Saudi Arabia	Sierra Leone
Singapore	South Africa
South Korea	Spain
Suriname	Sweden
Switzerland	Taiwan
Tajikistan	Tanzania
Thailand	Turkey
United Arab Emirates	United Kingdom
United States	Uzbekistan
Vietnam	Zambia
Zimbabwe